EXHIBIT 10.19

                              EMPLOYMENT AGREEMENT


            THIS AGREEMENT, made as of the 7th day of January, 1997, is between CARRIAGE FUNERAL SERVICES OF CALIFORNIA, INC., a California corporation (the "Company"), and MARK WILSON, a resident of Contra Costa County, California (the "Employee").

            Employee was a principal shareholder of CNM, which the Company acquired through merger. Employee managed the CNM businesses for over 26 years. Through such experience, Employee has acquired outstanding and unique skills and abilities and an extensive knowledge of the Company's business and the cemetery and mortuary industries. Company and its parent, Carriage Services, Inc. ("Carriage") desire Employee's continued services in order to retain his experience, skills, abilities and knowledge, and Employee desires to continue to be employed by Company on the terms set forth below.

            1. EMPLOYMENT TERM. The Company hereby employs the Employee for a term commencing on the date hereof and, subject to earlier termination as provided in Section 7 hereof, continuing for a period of five (5) years thereafter (such term being herein referred to as the "term of this Agreement"). The term of this Agreement shall be renewed on an annual basis thereafter, unless terminated by either party upon thirty (30) days notice prior to the end of the term then in effect. The Employee agrees to accept such employment and to perform the services specified herein, all upon the terms and conditions hereinafter stated.

            2. DUTIES. The Employee shall serve the Company and Carriage and shall report to, and be subject to, the Board of Directors of the Company (the "Board"), and to Carriage's Board of Directors. The Employee shall serve as President of the Company and of its wholly-owned subsidiaries, Wilson & Kratzer Mortuaries and Rolling Hills Memorial Park, both California corporations. Employee shall serve as a member of the Board, and as a member of the Board of Directors of each of the Company's wholly-owned subsidiaries. Employee shall consult with Carriage and the Company as to strategic acquisitions in the State of California (the "Territory") and elsewhere, shall assist and engage in Company's corporate development activities, and shall make available to Carriage advice and consultation in all areas of management and administration of funeral homes and cemeteries. Employee shall not be required to relocate from the San Francisco Bay Area as a condition of his employment hereunder.

            3. EXTENT OF SERVICE. The Employee shall devote his full business time and attention to the business of the Company, and, except as may be specifically permitted by the Company, shall not be engaged in any other business activity during the term of this Agreement. Employee shall perform his services hereunder during such hours and at such locations as he shall determine in

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his sole discretion. The foregoing shall not be construed as preventing the
Employee from making passive investments in other businesses or enterprises, provided, however, that such investments will not require services on the part of the Employee which would in any way impair the performance of his duties under this Agreement.

            4. COMPENSATION. During the term of this Agreement, the Company shall pay the Employee a salary of $12,500.00 per full calendar month of service completed, appropriately prorated for partial months at the commencement and end of the term of this Agreement. The salary set forth herein shall be payable in bi-weekly installments in accordance with the payroll policies of the Company in effect from time to time during the term of this Agreement. During the term of this Agreement, the annual salary payable to Employee ("BASE SALARY") shall be subject to increase at such times and in such amounts to be determined by the Board. In addition, Employee shall be entitled to receive such bonuses as shall be determined by the Board, in its sole discretion, and to participate in stock option programs made available to key management, in the sole discretion of the Board. The Company shall have the right to deduct from any payment of all compensation to the Employee hereunder (x) any federal, state or local taxes required by law to be withheld with respect to such payments, and (y) any other amounts specifically authorized to be withheld or deducted by the Employee. In addition to the Base Salary and any other bonuses or incentives so awarded, Company shall pay to Employee a finder's fee for each cemetery, mortuary or related business, located outside the Territory, acquired by the Company, Carriage or any other Subsidiary of Carriage, whether by means of a merger, purchase of assets or stock or other transaction, which was so acquired as a direct consequence of the efforts of the Employee, as determined by the Board in its sole discretion. Such fee shall be paid upon the consummation of any such acquisition and

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shall be equal to one percent (1%) of the purchase price paid by the Company (or such other acquiring entity). In lieu of the payment of such finder's fee, Employee may elect to have the acquired businesses be included in the "Target Operations" as defined in and pursuant to the Carriage Partners Plan and the related Plan Adoption Agreement of even date herewith between the Company and Employee; provided, however, that Employee may not make such election if the operations of the acquired businesses shall be principally located in a geographical area within a "Territory" designated as such pursuant to another Carriage Partners Plan in existence on the date of such acquisition's consummation. If the Company's facilities and/or operations managed by Employee increases by reason of such acquisition, Employee and Company shall meet and discuss any increases in Employee's Base Salary which may be appropriate following the closing of each such transaction.

            5. BENEFITS. In addition to the base salary under Section 4, during the term of this Agreement, the Employee shall be entitled to participate in the benefits described in Exhibit A attached hereto (subject to modification from time to time adopted by Carriage on a uniform basis); notwithstanding the foregoing, additional fringe benefits to be made available to Employee by the Company shall include, but not be limited to, the following:

            (a) participation in an Incentive Compensation Plan covering the Wilson & Kratzer Mortuaries and Rolling Hills Memorial Park, to be established by the Company upon execution of this Agreement;

            (b) an automobile allowance, pursuant to which Company shall provide Employee with the use of a 1995 Jeep Cherokee owned by Company and replacements thereof not more frequently than every two years, with optional equipment selected by Employee and Company shall pay all operating expenses of automobile and procure and maintain an automobile liability insurance policy with coverage in amounts reasonably acceptable to Employee and the Company;

            (c) an expense allowance, pursuant to which Company shall, in accordance with its policies and procedures, promptly reimburse Employee for reasonable expenses incurred by Employee in connection with Company's business, including, without limitation, travel expenses, food and lodging while

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      away from home, which expenses shall be allocated to the Company and to
      Carriage based upon the nature of the Employee's duties in connection therewith; and

            (d) a Club Membership, pursuant to which Company shall pay all membership dues and expenses of Employee for one club of his choosing.

            6. CERTAIN ADDITIONAL MATTERS. The Employee agrees that at all times during the term of this Agreement:

            (a) The Company shall have the right to display, and may use in its advertising, portraits of the Employee.

            (b) The Company shall have the right to advertise its business as being carried on in the manner and tradition and according to the standards established by the Employee.

            (c) The Employee will not knowingly or intentionally do or say any act or thing which will or may impair, damage or destroy the goodwill and esteem for the Company of its suppliers, employees, patrons, customers and others who may at any time have or have had business relations with the Company.

            (d) The Employee shall encourage and recommend the use of the services of the Company by relatives, friends and acquaintances in need of funeral or burial services.

            (e) The Employee will not encourage, recommend or approve the use at any time of the services of any competitor of the Company.

            (f) The Employee will not reveal to any third person any difference of opinion, if there be such at any time, between him and the management of the Company as to its personnel, policies or practices.

            (g) The Employee will not knowingly or intentionally do any act or thing detrimental to the Company or its business.

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            7.    TERMINATION.

            (a) DEATH. If the Employee dies during the term of this Agreement and while in the employ of the Company, this Agree ment shall automatically terminate and the Company shall have no further obligation to the Employee or his estate except that the Company shall pay the Employee's estate that portion of the Employee's base salary under Section 4 accrued through the date on which the Employee's death occurred. Such payment of base salary to the Employee's estate shall be made in the same manner and at the same times as they would have been paid to the Employee had he not died.

            (b) DISABILITY. If during the term of this Agreement, the Employee shall be prevented from performing his duties hereunder by reason of disability, and such disability shall continue for a period of six months, then the Company may terminate this Agreement at any time after the expiration of such six-month period. For purposes of this Agreement, the Employee shall be deemed to have become disabled when the Board, upon the advice of a qualified physician, shall have determined that the Employee has become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illness) of performing his duties under this Agree ment. In the event of a termination pursuant to this para graph
      (b), the Company shall be relieved of all its obliga tions under this Agreement, except that the Company shall pay to the Employee, or his estate in the event of his subsequent death, the Employee's base salary under Section 4 through the date on which such termination shall have occurred, reduced during such period by the amount of any benefits received under any disability policy maintained by the Company. All such payments to the Employee or his estate shall be made in the same manner and at the same times as they would have been paid to the Employee had he not become disabled.

            (c) DISCHARGE FOR CAUSE. Company may terminate Employee for cause if Employee commits any material act of dishonesty, is convicted of a felony, materially breaches any of Employee's obligations hereunder or is guilty of intentional misconduct or gross negligence of Employee's duties under this Agreement, or engages in conduct which is materially detrimental to the Company, by delivering to Employee prior

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      written notice in the manner set forth in Section 9, setting forth in reasonable detail the basis for such termination. Any objection by Employee to termination of employment pursuant to the provisions of this Section must be made in writing by Employee within fifteen (15) days after the Company's delivery of such termination notice to Employee. If the reason for the termination is of a nature which may be cured or otherwise remedied by Employee, Company shall afford Employee the opportunity to cure such situation for such period of time as may be reasonably required under the circumstances. In the event of a controversy between the Company and Employee with respect to the foregoing, Company and Employee agree to first meet and confer in a good faith to attempt to resolve the dispute privately and, if such attempt shall fail, the parties agree that the controversy shall be settled through binding arbitration conducted in San Francisco, California, under the auspices of the Judicial Arbitration and Mediation Services, and that judgment upon any award rendered in such arbitration may be entered in any court having jurisdiction. The arbitrator or arbitrators may in his, her or their discretion, as the case may be, order such limited discovery as may be appropriate. Employee and the Company acknowledge that Employee's employment by Corporation is not on an "at will" basis and may not be terminated by Employer unless cause shall exist under this Section 7(c). Following Employee's termination for cause in accordance with this Section 7(c), this Agreement shall terminate and the Company shall have no further obligation to the Employee or his estate other than to pay to the Employee or his estate in the event of his subsequent death that portion of his salary accrued through the date of termination.

            8. CONFIDENTIAL INFORMATION. The Employee acknowledges that in the course of his employment with the Company he has received and will continue to receive certain trade secrets, lists of customers, management methods, operating techniques, prospective acquisitions, employee lists, training manuals and procedures, personnel evaluation procedures, financial reports and other con fidential information and knowledge concerning the business of the Company and its affiliates (hereinafter collectively referred to as "Information") which the Company desires to protect. The Employee understands that the Information is confidential and he agrees not to reveal the Information to anyone outside the Company so long as

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the confidential or secret nature of the Information shall continue. The
Employee further agrees that he will at no time use the Information in competing with the Company. Upon termination of this Agreement, the Employee shall surrender to the Company all papers, documents, writings and other property produced by his or coming into his possession by or through his employment or relating to the Information and the Employee agrees that all such materials will at all times remain the property of the Company. The Employee further agrees to maintain as confidential, and to not disclose to any other person (including other employees of the Company), the terms of this Agreement (including the compensation and benefits described in Sections 4 and 5), except that such terms may be disclosed to the Employee's spouse, the Company's payroll clerk responsible for paying the Employee's compensation, appropriate taxing authorities, and otherwise as authorized by the Board. The Employee acknowledges that a remedy at law for any breach or attempted breach of the foregoing provisions of this Section 8 will be inadequate, and agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach.

            9. NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or three business days after the date mailed, postage prepaid, by certified mail, return receipt requested, or when sent by telex or telecopy and receipt is confirmed, if addressed to the respective parties as follows:

      If to the Employee:           Mr. Mark Wilson
                                    5354 Stonehurst Drive
                                    Martinez, CA 94553

      If to the Company:            Carriage Funeral Services
                                     of California, Inc.
                                    1300 Post Oak Boulevard,      Suite 1500
                                    Houston, Texas  77056
                                    Attn:  Mr. Melvin C. Payne,
                                            President

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

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            10. SEVERABILITY. Whenever possible, each provision of this
Agreement shall be interpreted in such manner as to be effec tive and valid under applicable law but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            11. ASSIGNMENT. This Agreement may not be assigned by the Employee. Neither the Employee nor his estate shall have any right to commute, encumber or dispose of any right to receive payments hereunder, it being agreed that such payments and the right thereto are nonassignable and nontransferable.

            12. BINDING EFFECT. Subject to the provisions of Section 11 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Employee's heirs and personal representatives, and the successors and assigns of the Company.

            13. CAPTIONS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            14. COMPLETE AGREEMENT. This Agreement represents the entire agreement between the parties concerning the subject hereof and supersedes all prior agreements and arrangements between the parties concerning the subject thereof.

            15. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California.

            16. COUNTERPARTS. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    CARRIAGE FUNERAL SERVICES
                                     OF CALIFORNIA, INC.


                                    By:/s/ MELVIN C. PAYNE
                                       MELVIN C. PAYNE,
                                       Chief Executive Officer



                                    /s/ MARK WILSON
                                    MARK WILSON

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